                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                             ----------------



                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 2, 1996

                    McDonnell Douglas Corporation
- ------------------------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


   Maryland                       1-3685            43-0400674
- ------------------------------------------------------------------
State or Other Jurisdiction     (Commission      (IRS Employer
of Incorporation)                File Number)    Identification No.)


Post Office Box 516, St. Louis, Missouri                63166-0516
- ------------------------------------------------------------------
(Address of Principal Executive Offices)                (Zip Code)




                          (314) 232-0232
                   -----------------------------
                   Registrant's Telephone Number

                  INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

On June 24, 1996, McDonnell Douglas Corporation ("Company") resolved the previously disclosed investigation commenced by the Securities and Exchange Commission ("SEC") in 1993 relating to the Company's disclosures about and accounting for the C-17 Program. Further, the Commission's investigation commenced in 1991 with regard to the A-12 Program has been concluded without any action.

The Company settled a complaint filed by the SEC in federal district court alleging that the Company violated Section 13(a) of the Securities Exchange Act of 1934 and Rules 13a-1 and 12b-20 thereunder. The complaint alleged that the Company's estimate at completion on the C-17 design, development and initial production contract at December 31, 1990 failed to recognize losses resulting in allegedly incorrect December 31, 1990 financial statements that overstated earnings in a material amount.

Without admitting or denying any of the allegations in the complaint for purposes of this SEC proceeding only, and solely for the purposes of settlement of the SEC's complaint, the Company simultaneously agreed to the entry of an injunction enjoining it from violating Section 13(a) of the Securities Exchange Act of 1934, and Rules 13a-1 and 12b-20 thereunder in the future, and to the payment of a civil penalty of $500,000. On July 2, 1996, the court entered the injunction. This settlement concluded the investigation.

                                SIGNATURES
                                -----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               MCDONNELL DOUGLAS CORPORATION



July 8, 1996                  By: /s/ F. Mark Kuhlmann
  (Date)                        -----------------------------------------
                                 F. Mark Kuhlmann
                                 Senior Vice President and General Counsel